Exhibit 10.25

COMMERCIAL GROUND LEASE

July 20, 1999

LANDLORD:

NEWPORT EXCHANGE PROPERTIES, LLC,

a Delaware limited liability company

TENANT:

MALIBU CENTERS, INC.,

a Delaware corporation

PREMISES LOCATION:

MALIBU SPEEDZONE

17871 CASTLETON STREET

CITY OF INDUSTRY, CALIFORNIA 90278

i

		Page

28.23	Conflict Between Terms of Lease and Loan Documents of Landlord’s Lender	43
EXHIBIT “A”	LEGAL DESCRIPTION OF REAL PROPERTY	1
EXHIBIT “B”	GUARANTY	1
EXHIBIT “C”	MEMORANDUM OF LEASE	1
EXHIBIT “D”	SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT	1

v

COMMERCIAL GROUND LEASE

This Commercial Ground Lease (the “Lease”) is dated for reference purposes only as of July 20, 1999, is made by and between NEWPORT EXCHANGE PROPERTIES, LLC, a Delaware limited liability company (“Landlord”), and MALIBU CENTERS, INC., a Delaware corporation (“Tenant”), with reference to the recitals set forth below. All obligations hereunder of Tenant are guaranteed by MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation (“Guarantor”).

RECITALS

A.            Landlord is the owner of that certain real property (the “Premises”), which legal description is attached hereto and incorporated herein as Exhibit “A,” commonly known as:

Malibu SpeedZone

17871 Castleton Street

City of Industry, California 90278

B.             Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord pursuant to the provisions of this Lease.

C.             This Lease shall not be effective unless and until Tenant shall deliver a guaranty executed by Guarantor in the form attached hereto as Exhibit “B”.

1.

DEFINITIONS

The following terms, when used in this Lease, shall have the meaning set forth in this Section 1.

1.1           Lease Year

The term “Lease Year” shall mean the first twelve (12) full calendar months after the Commencement Date (as defined in Section 3) and each subsequent twelve (12) month period thereafter during the term and any Extensions.

1.2           Hazardous Material

The term “Hazardous Material” means any substance, material, or waste which is toxic, ignitable, reactive, or corrosive and which is or becomes regulated by the local or state governmental authority or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” or “hazardous material,” by any law, statute, regulation, order, or rule now or hereafter promulgated by any governmental entity, whether local, state, or federal, (ii) oil and petroleum products and their by-products, (iii) asbestos, or asbestos-containing materials, (iv) designated as a “hazardous substance” pursuant to the Federal Water Pollution Control Act, (v) defined as a “hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act, or (vi) defined as a

“hazardous substance” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act or any other law, statute, regulation, order, or rule now or hereafter promulgated by any governmental entity, whether local, state, or federal.

1.3           Environmental Law

The term “Environmental Law” shall mean any law, statute, regulation, order, or rule now or hereafter promulgated by any governmental entity, whether local, state, or federal, relating to air pollution, water pollution, noise control, and/or transporting, storing, handling, discharge of or disposal of Hazardous Material, including, without limitation, the following: the Clean Air Act; the Resource Conservation and Recovery Act, as amended by the Hazardous Waste and Solid Waste Amendments of 1984; the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Toxic Substances Control Act; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; the Safe Drinking Water Act; OSHA; the Hazardous Liquid Pipeline Safety Act; the Hazardous Materials Transportation Act; and the National Environmental Policy Act, as the same may be amended from time to time.

2.

PREMISES

Landlord leases to Tenant and Tenant leases from Landlord the Premises on the terms and conditions set forth in this lease.

2.1           Ownership of Improvements

During the term of this Lease, the buildings and other improvements which are permanently affixed to the Premises (the “Improvements”; it being provided that the Premises shall include the Improvements unless the context clearly indicates otherwise) shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, the Improvements shall automatically become the property of Landlord without any compensation therefor and Tenant shall execute and deliver all such deeds and instruments of conveyance as may be required to confirm such title in Landlord. All obligations of Tenant hereunder with respect to the Premises shall also be obligations with respect to the Improvements and Landlord shall have no obligations or otherwise (except as expressly set forth herein) with respect to the Improvements (including, without limitation, as to the payment of any Taxes, costs or expenses relating to the same and Tenant shall be solely responsible therefore).

2.2            Title and Condition

The Premises are demised and let subject to (a) the existing state of the title thereof as of the commencement of the term of this Lease, (b) any state of facts which an accurate survey or physical inspection thereof might show, and (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by a governmental authority having jurisdiction. Tenant developed the Premises and sold the Premises to Landlord; Tenant acknowledges that Tenant has inspected the Premises and Tenant accepts the Premises in its existing condition, “AS IS” and subject to all defects and conditions, whether patent or latent, and subject further to all legal requirements such as taxes, assessments, zoning, use permit requirements and building codes, based solely on Tenant’s own inspection, analysis and evaluation and not in reliance on any representations, warranties or information provided by or on behalf of Landlord. Landlord makes no representation or warranty with respect to the condition of the Premises or its fitness or availability for any particular use or any related matter.

3.

TERM OF LEASE

The effective date (the “Commencement Date”) of this Lease shall be the date of the recording of the deed transferring ownership of the Premises from Tenant to Landlord. Concurrently with recording the deed, the Memorandum of Lease, a copy of which is attached hereto and incorporated herein as Exhibit “C” shall be recorded. The expiration date of the term shall be last day of the month twenty-four (24) years thereafter (“Term”); the foregoing period of approximately twenty-four years is referred to herein as the “Initial Term”. The Term of Lease may be extended for two (2) additional periods of five (5) years each (“Extension(s)”), commencing at midnight on the date on which the Initial Term or any preceding Extension expires. Each Extension shall be automatic and the parties shall be bound by this Lease for such Extension unless Tenant gives Landlord notice, at least fifteen (15) months prior to the expiration of the Initial Term or preceding Extension, that Tenant does not intend any further Extension to occur, in which case the Initial Term or the Extension shall expire at the end of the Initial Term or the current Extension. References to the Term of the Lease shall include extensions, if any. Except as otherwise expressly stated, the terms and conditions of this Lease shall remain in effect during any Extension, renewal, or holdover of the initial Term.

4.

MONTHLY BASE RENT

4.1           Net-Net-Net Lease; Non-Terminability

(a)           This is a completely ABSOLUTE NET LEASE. All costs and expenses arising out of the use and occupancy of the Premises and the Improvements, including, but not limited to, ad valorem taxes, maintenance, and insurance, as set forth below, are payable by Tenant. It is the intention of Landlord and Tenant that the Monthly Base Rent (as defined below) and other sums and charges provided herein shall be absolutely net to Landlord. Tenant shall pay all costs, charges, obligations, assessments, and expenses of every kind and nature against or relating to the operation and/or use of the Premises and the Improvements, which may arise, accrue or become due during the Term hereof, or which may pertain to this transaction, whether or not now customary or within the contemplation of the parties hereto, and which, except for the execution and delivery of this Lease, would have been payable by Landlord.

(b)                  Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease nor shall Tenant be entitled to any abatement or reduction of rent hereunder, nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or the destruction of all or any part of the Premises from whatever cause, (ii) the taking of the Premises or any portion thereof by condemnation, requisition or otherwise for any reason (iii) the prohibition, limitation or restriction of Tenant’s use of all or any part of the Premises, or any interference with such use, (iv) Tenant’s acquisition or ownership of all or any part of the Premises otherwise than pursuant to an express provision of this Lease, or (v) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Monthly Base Rent, the additional rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

(c)           So long as Landlord is not in default beyond expiration of all applicable cure periods, Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidations, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or of any assignee of Landlord in any such proceeding or by any court in any such proceeding.

Except as otherwise expressly provided herein, and except to the extent such waiver is invalid under applicable law, Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, of (ii) to any abatement, suspension, deferment or reduction of the Monthly Base Rent, additional rent or any other sums payable under this Lease.

4.2           Monthly Base Rent

Tenant shall pay to Landlord as monthly rent the sum of Sixty Nine Thousand Four Hundred Seventy Nine and No/100 Dollars U.S. ($69,479.00) (the “Monthly Base Rent”) per month. Monthly Base Rent shall be payable by Tenant to Landlord in advance in equal monthly installments on the first day of each calendar month, without prior notice, invoice, demand, deduction, or offset whatsoever, except as expressly set forth herein. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks and payments thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. All rent shall be paid to Landlord at the address to which notices to Landlord are given. The Monthly Base Rent for any partial month shall be prorated based upon a thirty (30) day month. In the event that Tenant receives a written notice from Landlord’s Lender (as defined in Section 13.7) instructing Tenant to pay Monthly Base Rent and all other sums due or payable under this Lease directly to Landlord’s Lender, Tenant shall make such payments to Landlord’s Lender and Tenant is hereby released from liability to Landlord on account of any such payments made by Tenant to Landlord’s Lender.

5.

INCREASES IN MONTHLY RENT

5.1           Monthly Base Rent Adjustments

The capitalized terms used in this Section 5.1 are defined below. Effective on each Adjustment Date, Monthly Base Rent shall be increased by the increases in the CPI with the percentage increase to be determined by multiplying the Monthly Base Rent then in effect by a fraction, the numerator of which shall be the Variable Index and the denominator of which shall be the Base Index. The product thus obtained shall be payable in advance in consecutive monthly installments on the first day of each month until the next Adjustment Date, or the expiration of the Term, as the case may be. Notwithstanding anything contained herein to the contrary, in no event shall the Monthly Base Rent in effect prior to an Adjustment Date be reduced if the change in the percentage change in the CPI is negative. Landlord’s delay or the failure of Landlord, beyond commencement of any Adjustment Date, in computing or billing for these adjustments will not impair the continuing obligation of Tenant to pay the rent adjustments. In applying the foregoing formula for Monthly Base Rent adjustments, the following terms shall have the following meanings:

5.1.1        “Adjustment Date” shall mean, as the case may require, every fifth anniversary of the Commencement Date during the Initial Term (and every fifth anniversary of the Commencement Date thereafter during the Term in the event Tenant exercises its option(s) for the Extension(s)); provided, however, if the Commencement Date is other than the first day of the month, then “Adjustment Date” shall mean, as the case may require, the first day of the first month occurring after every fifth anniversary of the Commencement Date.

5.1.2        “Base Index” shall mean the CPI for the first month of the first Lease Year.

5.1.3        “CPI” shall mean the Consumer Price Index for All Urban Consumers, All Items Index Base Year 1982 - 1984 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor (U.S. City Average), or, if such index is discontinued, the most nearly comparable index published by the Bureau of Labor Statistics or other official agency of the United States Government.

5.1.4        “Initial Monthly Base Rent” shall mean the Monthly Base Rent payable by Tenant for the first full calendar month of the first Lease Year.

5.1.5        “Variable Index” shall mean the CPI for the month in which the Adjustment Date occurs.

6.

SUBSTITUTE RENT AND INCREASES

This Section was deleted Intentionally

7.

SECURITY DEPOSIT

This Section was deleted Intentionally

8.

USE OF THE PREMISES

Tenant shall use the Premises for a multi-purpose, interactive entertainment facility and, with the prior written consent of Landlord which shall not be unreasonably withheld, such other uses as permitted by applicable zoning and use regulations and covenants, conditions and restrictions. Tenant has satisfied itself, and represents to Landlord, that such use is lawful and conforms to all applicable zoning and other use regulations, including without limitation all covenants, conditions and restrictions, applicable to the Premises. Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the Term or any part of the Term hereof, regulating the use by Tenant of the Premises, including, without limitation, the obligation at Tenant’s cost, to alter, maintain, or restore the Premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the Premises during the Term (including applicable requirements to the extent set forth in the Americans with Disabilities Act). In the event that the Premises shall cease to be operated primarily for a multi-purpose, interactive entertainment facility, other than a temporary interruption of operation for the purpose of remodeling, or reconstruction following damage by casualty, Landlord shall have the right to elect to terminate this Lease by written notice given at anytime thereafter, and upon such termination Tenant’s obligations under this Lease shall cease to accrue, provided Landlord’s right to terminate shall expire six (6) months following Landlord’s receipt from Tenant of written notice of Tenant’s cessation of operation of a multi-purpose, interactive entertainment facility.

9.

PROPERTY TAXES, ASSESSMENTS AND UTILITIES

9.1           Tenant’s Required Payments

As additional rent, Tenant shall directly pay not later than forty-five (45) days prior to delinquency, all ad valorem taxes, assessments, license fees, costs incurred pursuant to covenants and restrictions affecting both Landlord’s and Tenant’s interest in the Premises, and other charges (collectively referred to as “Taxes”) levied or assessed against all merchandise, personal property, real property, buildings and improvements, and any other obligations which are or may become a lien or levied against the Premises. Tenant shall provide Landlord with evidence of payment of Taxes promptly upon request. If at any time during the Term, the state in which the Premises are located or any political subdivision of the state, including any county, city, county and city, public corporation, district, or any other political entity or public corporation of that state, levies or assesses against Landlord a tax, fee, or excise on (i) rents, including, if applicable, property taxes, insurance, maintenance, and other costs incurred by Tenant by which Landlord may benefit; (ii) on the square footage of the Premises; (iii) on the act of entering into this Lease; or (iv) on the occupancy of Tenant, or levies or assesses against Landlord any other tax, fee, or excise, however described, including, without limitation, a so-called value added tax, as a direct substitution in whole or in part for, or in addition to, any real property taxes, Tenant shall directly pay before delinquency that tax, fee, or excise. It is the intention of Tenant and Landlord that all new and increased ad valorem assessments, taxes, fees, levies, and charges, and all similar assessments, taxes, fees, levies, and charges be included within the definition of taxes for the purpose of this Lease.

9.2           Payments Not Required by Tenant

Notwithstanding the foregoing, Tenant shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Landlord, or any inheritance, or transfer taxes of Landlord, except to the extent levied in substitution for Taxes payable under Section 9.1 hereinabove.

9.3           Assessments

If any assessment for a capital improvement made by public or governmental authority shall be levied or assessed against the Premises, and the assessment is payable either in a lump sum or on an installment basis, then Tenant shall have the right to elect the basis of payment. If Tenant shall elect to pay the assessment on the installment basis, then Tenant shall pay only those installments, which shall become due and payable or which shall accrue during the Term of this Lease.

9.4           Utility Payments

As additional rent, Tenant shall promptly pay when due all charges for water, gas, electricity, and all other utilities furnished to or used upon the Premises, including all charges for installation, termination, and relocations of such services, whether such payment is to be made to Landlord or directly to the particular utility provider.

9.5           Tenant’s Right to Contest Utility Charges, Contest Taxes and Seek Reduction of Assessed Valuation of the Premises

Tenant, at its sole cost, shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any taxes or utility charges that are to be paid by Tenant. If Tenant seeks a reduction or contests any taxes or utility charges, the failure on Tenant’s part to pay the taxes or utility charges shall not constitute a default as long as Tenant complies with the provisions of this Section 9. Tenant may use any means allowed by statute to protest property tax assessments or utility charges as defined in this Section 9 as long as Tenant remains current as to all other terms and conditions of this Lease. If, during the protest period, any Lease defaults occur and the protested taxes or assessments have not been paid, then Tenant shall furnish to Landlord a surety bond issued by an insurance company qualified to do business in the state where the Premises are located. The amount of bond shall equal one hundred ten percent (110%) of the total amount of taxes in dispute. The bond shall hold Landlord and the

Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

9.6           Landlord Not Required to Join in Proceedings or Contest Brought by Tenant

Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of the law require that the proceeding or contest be brought by or in the name of Landlord or the owner of the Premises. In that case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost or incur any liability. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

10.

BUILDING AND IMPROVEMENTS; TRADE FIXTURES

10.1         Building and Improvements

During the Term of this Lease provided Tenant is not in default, Tenant shall have the right to sell, transfer, convey or mortgage any or all of Tenant’s Property without Landlord’s consent. Tenant shall not demolish or remove the Improvements or any additions, alterations, modifications and replacements thereto unless Tenant immediately thereafter replaces the same with other Landlord approved (if approval is required pursuant to Section 12.1 hereof) improvements of at least equal value and prior to such demolition or removal provides Landlord with reasonably adequate assurance of its timely replacement of the Improvements to be demolished or removed. All right, title, and interest of Tenant in the Improvements and all additions, alterations, modifications, and replacements thereto and thereof shall cease, expire, and vest exclusively in Landlord effective as of the expiration or any termination of this Lease.

10.2          Depreciation and Investment Tax Credit

During the Term of this Lease, Tenant alone shall be able to claim depreciation and investment tax credit for taxation purposes (or to permit its subtenants the right to such benefits) on any building improvements and fixtures and any changes, additions, and alterations therein and thereto and any replacements thereof.

10.3         Trade Fixtures

Notwithstanding anything contained herein to the contrary, Landlord acknowledges and agrees that the furniture, trade fixtures, equipment, machinery, furnishings, signs, and other articles of personal property (collectively, “Trade Fixtures”) now located or hereafter placed or installed in, on, or about the Premises shall be and remain the property of Tenant (except as hereinafter otherwise provided), Tenant shall have the right, at any time during the Term, at Tenant’s sole cost and expense, to install and affix in, to, or on the Premises, such Trade Fixtures for use in Tenant’s trade or business as Tenant, in its sole and absolute discretion, may deem advisable. Trade Fixtures that can be removed without structural damage to the Premises or any building or improvements thereon shall remain the property of Tenant and may be removed or replaced by Tenant at any time or times prior to the expiration or earlier termination of this Lease, provided Tenant is not in default under this Lease and as further set forth in Section 10.4 following. In the event of such removal, any damage occasioned to the Premises shall be fully repaired at the sole cost and expense of Tenant.

10.4         Removal of Trade Fixtures

At the expiration or earlier termination of this Lease, provided Tenant is not in default, Tenant, at its election, may remove (i) Tenant’s movable Trade Fixtures and other personal property not permanently affixed to the Premises; and (ii) Tenant’s signs (collectively, “Tenant’s Property”). All leasehold improvements, alterations and additions to the Premises, HVAC equipment, permanently attached lighting fixtures, electric switch boxes, plumbing, restroom fixtures, floor coverings, and other like items which are permanently affixed to the Premises, more commonly defined as fixtures, shall become the property of the Landlord immediately following the expiration, or any termination of this Lease. Any of Tenant’s Property not removed within sixty (60) days following the expiration or earlier termination of this Lease shall be deemed abandoned by Tenant and, at Landlord’s option, shall become the property of Landlord as owner of the real property to which they are affixed. Tenant, at its sole cost and expense, immediately shall repair any damage occasioned to the Premises by the removal of Tenant’s Property. Upon the expiration or earlier termination of this Lease, Tenant shall leave the Premises in a neat and clean condition, free of debris, normal wear and tear excepted.

10.5         Waiver of Landlord’s Lien

From time to time, some or all of Tenant’s Property may be financed or owned by someone other than Tenant. To the extent that any of Tenant’s Property is financed or owned by someone other than Tenant, Landlord agrees that such Tenant’s Property is not Landlord’s property no matter how the same is affixed to the Premises or used by Tenant and agrees to recognize the rights of the lender, owner or secured creditor or lessor (“Secured Party”) of Tenant’s Property. Landlord hereby waives any claim arising by way of any Landlord’s lien (whether created by statute or by contract but excluding any judgment lien) or otherwise with respect to Tenant’s Property and agrees, if confirmation of said waiver is requested by Tenant, or Secured Party, to promptly sign and deliver to any such Secured Party a waiver of any lien Landlord may have on Tenant’s Property (“Landlord’s Lien Waiver”). If said confirmation is requested by Tenant or Secured Party, Landlord agrees to execute and deliver Landlord’s Lien Waiver within fifteen (15) days from Tenant’s or Secured Party’s request therefore or Landlord shall have conclusively deemed to have granted confirmation of Landlord’s Lien Waiver thereafter and Landlord agrees that tenant and any Secured Party may thereafter rely thereon and Landlord shall be estopped from raising any claim of lien on Tenant’s Property. Landlord also agrees that all of Tenant’s Property that is not subject to an interest from Secured Party shall be the property and remain the property of Tenant or Tenant’s assignee or transferee.

11.

MAINTENANCE OF THE PREMISES

11.1         Obligation to Maintain the Premises

During the Term of this Lease, Tenant shall, at its own expense, keep and maintain the entire Premises in good order and repair at least equal to the condition at the Commencement Date, including, but not limited to, the interior, exterior, foundations, floors, walls, roof, and structure of the building; and the sidewalks, curbs, walls, trash enclosures, landscaping with sprinkler system (if installed), light standards, and parking areas which are a part of the Premises. Tenant shall make such repairs and replacements as may be necessary. The Premises shall be returned to Landlord at the termination or expiration of this Lease in good condition at least equal to the condition at the Commencement Date, ordinary wear excepted. In the event of destruction of the Premises by fire or casualty, the condition of Premises upon termination of this Lease shall be governed by Section 14 or Section 15, respectively.

11.2         Obligation to Keep the Premises Clean

Tenant shall keep the Premises, including sidewalks adjacent to the Premises and loading area allocated for the use of Tenant, reasonably clean and free from rubbish and debris at all times. Tenant shall store all trash and garbage within the Premises and arrange for regular pickup and cartage of such trash and garbage at Tenant’s expense.

11.3         Compliance with Law

Tenant shall, at its sole expense, fully, diligently and in a timely manner comply with and shall cause the Premises to comply with all applicable laws, building codes, regulations, ordinances, rules, directives, covenants, or restrictions of record, the requirements of any applicable insurance underwriter or rating bureau, which relate in any manner to the Premises or any part thereof, including without limitation all conditions imposed upon the development of the Premises (collectively, “Applicable Requirements”), without regard to whether such Applicable Requirements are now in effect or become effective hereafter, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same, involve a change in applicable law or requirements. Tenant shall, within 10 days after receipt of Landlord’s written request (which request shall be made not more often than annually, other than in connection with a sale or refinancing by Landlord as to the Premises in which case such request may be made at any time), provide Landlord with copies of all permits and other documents, and other information evidencing Tenant’s compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Applicable Requirements.

12.

REPAIRS AND ALTERATIONS

12.1         Right to Make Alterations

(a)           At all times during the Term of this Lease, except as provided in Section 17, Tenant shall have the right to make alterations, additions, and improvements to the Premises, including the redevelopment of the Premises for a new or related use, as permitted by Section 8. In the event that Tenant shall perform construction, erection, modification, repair, or alteration of the Premises (“Work”), Tenant shall comply with the provisions of this Section 12. Except as specified in Sections 10.1 and 10.4, any Improvements and any alterations, additions, or replacements thereto which may be made or installed by Tenant shall remain upon the Premises and, at the termination or expiration of this Lease, shall be surrendered with the Premises to Landlord. It shall be a condition of the performance of any Work that: (i) the market value of the Premises shall not thereby be lessened, and (ii) all Work shall be done in a workmanlike manner with only high quality building materials and shall comply with all applicable building codes and other applicable laws, ordinances, regulations and orders of all federal, state, county and local governmental agencies having jurisdiction over the Premises and the requirements of any insurance policy required to be maintained by Tenant hereunder and with the orders, rules and regulations of the National Fire Protection Association or any other body exercising similar functions. The Work and all additions, alterations, substitutions and replacements of a value in excess of two hundred thousand dollars ($200,000.00) will be done under the supervision of a certified architect or engineer and shall be performed only by competent and qualified contractors duly licensed under the laws of the State of California pursuant to written contracts with such contractors. In the event that Work costing in excess of five hundred thousand dollars ($500,000.00) is to be performed, Landlord may require that Tenant’s contractor furnish performance and lien payment bonds issued by a licensed corporate surety on terms and conditions and in amounts satisfactory to Landlord.

12.2         Tenant Shall Not Render Premises Liable For Any Lien

(a)           Tenant shall have no right, authority, or power to bind Landlord, or any interest of Landlord in the Premises, or right of lien for the payment of any claim for labor, material, or for any charge or expense incurred to maintain, to repair, or to make alterations, additions, and improvements to the Premises. Tenant shall in no way be considered the agent of Landlord in the construction, erection, modification, repair, or alteration of the Premises. At all times during the Term, Tenant shall keep the Premises and all Improvements now or hereafter located on the Premises free and clear of all liens and claims of liens for labor, services, materials, supplies, or equipment performed on or furnished to the Premises. Notwithstanding the above, Tenant shall have the right to contest the legality or validity of any lien or claim filed against the Premises. No contest shall be carried on or maintained by Tenant after the time limits in the sale notice of the Premises for any such lien or claim or beyond 30 days after service on Tenant of written request from Landlord to remove such lien unless Tenant (i) shall have duly paid the amount involved under protest; (ii) shall have procured and recorded a lien release bond from a bonding company acceptable to Landlord in an amount not less than one and one-half (1-1/2) times the amount involved; or (iii) shall have procured a stay of all proceedings to enforce collection.

Upon a final adverse determination of any contest, Tenant shall pay and discharge the amount of the lien or claim determined to be due, together with any penalties, fines, interest, cost, and expense which may have accrued, and shall provide proof of payment to Landlord. Should Tenant fail to pay and discharge or cause the Premises to be released from any such lien or claim of lien within 30 days after service on Tenant of written request from Landlord to do so, Landlord may pay, adjust, compromise and discharge any such lien or claim of lien on such terms and manner as Landlord may deem appropriate. In such event, Tenant shall, on or before the first day of the next calendar month following any such payment by Landlord, reimburse Landlord for the full amount paid by Landlord in paying, adjusting, comprising, and discharging such lien or claim of lien, including any attorneys’ fees and other costs expended by Landlord, together with interest as provided herein from the date of payment by Landlord to the date of repayment by Tenant.

(b)           Landlord shall, at any and all times during the Term, have the right to post and maintain on the Premises and to record as required by law any notice or notices of nonresponsibility provided for by the mechanics’ lien laws of the State of California. Tenant shall give Landlord written notice not less than 15 days’ prior to the time Landlord must file and post such notice of non-responsibility for its full force and effect under the law. In the event that Tenant shall perform the Work utilizing only its direct employees, which employees are not hired specially for the performance of the Work, and the value of materials used in performance of the Work, to the extent the same are not fully paid for in advance of delivery to the Premises, is less than twenty-five thousand dollars ($25,000.00), then Tenant need not give Landlord notice as required in this subsection (b).

13.

INDEMNITY AND INSURANCE

13.1         Indemnification

Tenant shall indemnify, defend, and protect Landlord, and hold Landlord harmless from any and all loss, cost, damage, expense, liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising at any time and from any cause whatsoever in or about the Premises, other than damages to the extent caused by the negligence or willful misconduct of Landlord or its agents and employees, including, without limiting the generality of the foregoing: (i) any default by Tenant in the observance or performance of any of the terms, covenants, or conditions of this Lease on Tenant’s part to be observed or performed; (ii) the use or occupancy of the Premises by Tenant or any person claiming by, through, or under Tenant; (iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, or (iv) any acts, omissions, or negligence of Tenant or any person claiming by, through, or under Tenant, or of the contractors, agents, servants, employees, or licensees of Tenant or any such person, in, on, or about the Premises, either prior to or during the Term (including, without limitation, any holdovers in connection therewith), including, without limitation, any acts, omissions, or negligence in the making or performance of any alterations. Tenant further agrees to indemnify and hold harmless Landlord, Landlord’s agents, from the against any and all loss, cost, liability, damage, and expense (including, without limitation, reasonable attorneys’ fees) incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission, or negligence referred to in the preceding sentence. The provisions of this Section shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination, and shall not be limited by reason of any insurance carried by Landlord and Tenant.

13.2         Exculpation of Landlord

Landlord shall not be liable to Tenant for any damage to Tenant or Tenant’s property for any cause, except for any damage to Tenant or Tenant’s property resulting from the willful acts and negligence of Landlord or its authorized representatives. Tenant waives all claims against Landlord for damage to person or property arising, or asserted to have arisen, for any reason, except that Landlord shall be liable to Tenant for any damage to Tenant resulting from the willful acts and negligence of Landlord and its authorized agents, provided that under no circumstances shall Landlord be liable for any injury to Tenant’s business or for any loss of income or profit. Subject to the foregoing provisions, Landlord agrees to, and does hereby indemnify and hold Tenant and its officers, directors, employees, agents and affiliates and their respective assets free and harmless against and from any and all liabilities, claims, losses, damages, and expenses (including attorneys’ fees and court costs) resulting from or arising out of Landlord’s failure to perform any of Landlord’s obligations under this Lease when and as required by the terms hereof.

13.3         Insurance Company Requirement

Insurance required by this Lease shall be issued by companies holding a general policyholder’s rating of at least A VII as set forth in the most current issue of Best’s Insurance Guide and authorized to do business in the state in which the Premises are located. If this publication is discontinued, then another insurance rating guide or service generally recognized as authoritative shall be substituted by Landlord.

13.4         Insurance Certificate Requirements

13.4.1                        Tenant shall deliver to Landlord certificates evidencing the existence and amounts of the insurance with loss payable clauses as required herein. No policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord.

13.4.2                  The insurance required to be maintained herein may be carried under blanket policies. The insurance shall provide for payment of loss jointly to Landlord and Tenant. A stipulated value or agreed amount endorsement deleting the co-insurance provision to the building policy shall be procured.

13.5         Minimum Acceptable Insurance Coverage Requirements

13.5.1                        Tenant shall, at Tenant’s expense, obtain and keep in full force during the Term of this Lease a policy of combined single limit bodily injury and property damage insurance insuring Tenant (with Landlord as an additional insured) against any liability arising out of the ownership, use, occupancy, or maintenance of the Premises and all of its appurtenant areas. The insurance shall be in an amount not less than Three Million and No/100 Dollars ($3,000,000.00) per occurrence. The policy shall provide blanket contractual liability coverage. In addition, Tenant shall, at Tenant’s expense, obtain and keep in full force during the Term of this Lease an umbrella liability policy in an amount not less than Ten Million and No/100 Dollars ($10,000,000.00) in excess of primary insurance. The insurance required to be carried by Tenant hereunder shall be primary and not contributory to any other insurance maintained by Landlord.

13.5.2      Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Premises. The insurance shall be in an amount not less than the replacement value of the building(s) less slab, foundation, supports and other customarily excluded improvements against all perils of fire, extended coverage, vandalism, malicious mischief, and special extended perils (“All Risks,” as such term is used in the insurance industry). The policy shall include a code upgrade endorsement. In addition, Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage due to earthquake and/or flood, subject to reasonable and customary limits and provisions for Southern California.

13.5.3        Tenant shall also obtain and keep in force during the Term of this Lease a policy of Business Interruption insurance covering loss of income against all perils listed in Section 13.5.2, on an actual loss sustained basis for a period of recovery required (or that would have been required, subject to a maximum of twelve (12) months) to resume normal operations.

13.5.4      Tenant shall also obtain and keep in force during the Term of this Lease a worker’s compensation policy, insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state in which the Premises are located, including Employer’s Liability insurance, in an amount of not less Five Hundred Thousand and No/100 Dollars ($500,000.00).

13.6         Additional Insureds

Tenant shall name as additional Insureds on all insurance, Landlord, Landlord’s successor(s), assignee(s), nominee(s), nominator(s), and agents with an insurable interest as follows:

[                               , ITS OFFICERS, DIRECTORS, AND ALL SUCCESSOR(S), ASSIGNEE(S), SUBSIDIARIES, CORPORATIONS, PARTNERSHIPS, PROPRIETORSHIPS, JOINT VENTURES, FIRMS, AND INDIVIDUALS AS HERETOFORE, NOW, OR HEREAFTER CONSTITUTED ON WHICH THE NAMED INSURED HAS THE RESPONSIBILITY FOR PLACING INSURANCE AND FOR WHICH SIMILAR COVERAGE IS NOT OTHERWISE MORE SPECIFICALLY PROVIDED.]

13.7          Mortgage Endorsement

If requested by Landlord, the policies of insurance required to be maintained hereunder shall bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien or security interest in the Premises (excluding the Improvements) (“Landlord’s Lender”) with loss payable to such holder or holders as their interests may appear.

13.8         Renewals, Lapses or Deficiencies

Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or renewal binders. Should Tenant fail to provide to Landlord the renewals or renewal binders, or in the event of a lapse or deficiency of any insurance coverage specified herein for any reason, Landlord may immediately replace the deficient insurance coverage with a policy of insurance covering the Premises of the type and in the limits set forth above. Upon written notice from Landlord of the placement of insurance, Tenant shall immediately pay to Landlord, as additional rent, an amount equal to the total cost of premiums and expense of such insurance placement. Tenant shall not do or permit to be done anything, which shall invalidate the insurance policies. If Tenant does or permits to be done anything which shall increase the cost of the insurance policies, then upon Landlord’s demand Tenant shall immediately pay to Landlord, as additional rent, an amount equal to the additional premiums attributable to any acts or omissions or operations of Tenant causing the increase in the cost of insurance.

13.9         Adjustment of Claims

Insurance claims by reason of damage to or destruction of any portion of the Premises shall be adjusted by Tenant, but Landlord and Landlord’s Lender shall have the right to join with Tenant in adjusting any such loss, and Tenant shall provide them both with ample notice and opportunity to do so. If the entire amount of any proceeds paid pursuant to any such claim shall not exceed $100,000 then such proceeds paid pursuant to any such claim shall be paid to Tenant by the recipient thereof but only upon certificates of Tenant, delivered to Landlord from time to time as the work of rebuilding, replacing and repairing the damage or destruction to the Premises required hereunder progresses, each such certificate describing such work for which Tenant is requesting payment, the cost incurred by or payment sought from Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work. If the entire amount of any proceeds paid pursuant to any such claim shall exceed $100,000 then such proceeds paid pursuant to any such claim shall be held in a trust fund or construction disbursement escrow designated by Landlord, which may be administered by Landlord’s Lender or established at a place and with a trustee or administrator of Landlord Lender’s choosing, and disbursed to Tenant in a commercially reasonable manner that assures the lien free completion of the rebuilding, replacements and repairs; provided, however, that any insurance proceeds remaining after the repair, restoration, reconstruction and/or replacement of the damaged or destroyed buildings or improvements has been completed to the satisfaction of Landlord (the “Remaining Insurance Proceeds”) shall be allocated between Tenant and Landlord as follows: (i) that percentage of the Remaining Insurance Proceeds which equals the percentage of the unexpired portion of the Initial Term, at the time the repair, restoration, reconstruction and/or replacement of the damaged or destroyed buildings has been completed, shall belong to and be the sole property of Tenant;

and that percentage of the Remaining Insurance Proceeds which equals the percentage of the expired portion of the Initial Term, at the time the repair, restoration, reconstruction and/or replacement of the damaged or destroyed buildings has been completed, shall belong to and be the sole property of Landlord. No payment of any proceeds shall be made to Tenant pursuant to this Section if any default shall have happened and be continuing under this Lease unless and until such default shall have been cured or removed; during the pendency of such default if this Lease has not been terminated, Landlord shall either hold such proceeds in an escrow or similar account for application subject to the provisions hereof or apply the same to the restoration of the Improvements or if the Lease has been terminated Landlord shall retain all such proceeds.

13.10       Separate Insurance

Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Section 13 to be furnished by Tenant unless Landlord is included therein as a named insured, with loss payable as in this Lease provided. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord the policies or certificates evidencing the same.

13.11       Waiver of Subrogation

Without affecting any other rights or remedies, Landlord and Tenant each hereby release and relieve the other, and waive their right to recover damages against the other, for loss of damage to its respective property arising out of or incident to the perils required to be insured against herein and actually so insured. The effect of such release and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Landlord and Tenant agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

14.

PARTIAL AND TOTAL DESTRUCTION OF THE PREMISES

14.1         Obligation to Repair and Restore

In the event any part or all of the Premises shall at any time during the Term of this Lease be damaged or destroyed, regardless of cause, Tenant shall give prompt notice to Landlord. Tenant shall substantially repair and restore the Premises to its original condition, including buildings and all other improvements on the Premises, as soon as circumstances permit. Tenant shall hold Landlord free and harmless from any and all liability of any nature whatsoever resulting from such damage or destruction, and such repairs and restoration. Tenant, and not Landlord, shall be responsible for paying for any cost of repairs and restoration in excess of the proceeds available from insurance policies procured by Tenant.

14.2         Termination of Lease If Repair or Restoration Not Feasible

Notwithstanding the provisions of Section 14.1, in the event any substantial portion or all of the Premises shall at any time during the Term of this Lease be damaged or destroyed,

regardless of cause, and the Premises cannot be legally repaired or restored to substantially the same condition and use in existence prior to such damage or destruction (Tenant hereby agrees that it shall use its best efforts to so repair or restore the Premises, including, without limitation, applying for and prosecuting all necessary governmental approvals), Tenant shall have the right to terminate this Lease by giving Landlord sixty (60) days written notice of its intention to terminate the Lease, provided that (i) Tenant has maintained all insurance required by this Lease, (ii) the loan by Landlord’s Lender is paid in full prior to such termination and (iii) all insurance proceeds relating to the Premises (including the Improvements), including any excess coverage maintained by Tenant, shall be first applied to the payment in full of the loan by Landlord’s Lender, including, if necessary, the continuation of the debt service payments under said loan until a defeasance is permitted under said loan, and thereafter Tenant shall be entitled to and receive a portion of the remaining insurance proceeds in an amount equal to the product of (a) the remaining insurance proceeds after the loan by the Landlord’s Lender has been paid in full multiplied by (b) the percentage of the unexpired portion of the Initial Term at the time of such damage or destruction and Landlord shall be entitled to and receive a portion of the remaining insurance proceeds in an amount equal to the product of (c) the remaining insurance proceeds after the loan by the Landlord’s Lender has been paid in full multiplied by (d) the percentage equal to the expired portion of the Initial Term at the time of such damage or destruction. In the event of such damage or destruction and the Premises cannot be repaired or restored to substantially the same condition and use in existence prior to such damage or destruction and Tenant elects not to terminate this Lease as provided above, all insurance proceeds relating to the Premises (including the Improvements), including any excess coverage maintained by Tenant, shall be allocated between Tenant and Landlord as follows: Tenant shall be entitled to and receive a portion of the insurance proceeds for such damage or destruction in an amount equal to the product of (w) the insurance proceeds for such damage or destruction multiplied by (x) the percentage of the unexpired portion of the Initial Term at the time of such damage or destruction and Landlord shall be entitled to and receive a portion of the insurance proceeds for such damage or destruction in an amount equal to the product of (y) the insurance proceeds for such damage or destruction multiplied by (z) the percentage equal to the expired portion of the Initial Term at the time of such damage or destruction and Tenant shall not be entitled to any rent abatement.

14.3         Damage or Destruction During Last Five Years of Lease Term

Notwithstanding the provisions of Sections 14.1 and 14.2, in the event that any part or all of the Premises shall be damaged or destroyed, regardless of cause, during the last five (5) years of the Term, then Tenant may terminate this Lease and shall not be obligated to restore the Premises, provided that (i) Tenant has maintained at least all insurance required by this Lease, (ii) all insurance proceeds relating to the Improvements, including any excess coverage maintained by Tenant, shall be paid to Landlord prior to such termination and shall be retained by Landlord and (iii) the loan by Landlord’s Lender (defined in Section 13.7) is paid in full prior to such termination. Tenant is not otherwise entitled to any rent abatement during or resulting from any disturbance on or partial or total destruction of the Premises.

15.

CONDEMNATION

15.1         Condemnation Damages

In the event of the taking or conveyance of the whole or any part of the Premises by reason of condemnation by any public or independently in seeking damages before the condemning body, each party shall be entitled to the amount awarded respectively to each, except that Landlord and Tenant further agree as follows.

15.1.1            Notwithstanding anything herein to the contrary, the compensation or damages awarded or payable for the taking of the Premises (including, without limitation, the Improvements) shall first be applied to the payment in full of the loan by Landlord’s Lender, including, if necessary, the continuation of the debt service payments under said loan until a defeasance is permitted under said loan;

15.1.2            That percentage of the compensation or damages awarded or payable for the taking of improvements which equals the percentage of the expired portion of the Initial Term at the time of the taking shall belong to and be the sole property of Landlord and the percentage equal to the unexpired portion of the Initial Term at the time of the taking shall belong to and be the sole property of Tenant.

15.1.3            Any portion of the award attributable to Tenant’s furniture, fixtures, and equipment installed in the Premises in accordance with this Lease which are to remain in the Premises as a result of such taking shall belong to Tenant.

15.1.4            All compensation or damages awarded or payable for the taking by eminent domain of any land that is part of the Premises shall be paid to and be the sole property of Landlord free and clear of any claim of Tenant or any person claiming rights to the Premises through or under Tenant.

15.1.5      For purposes of this Section any compensation or damages awarded or payable because of the taking by eminent domain of all or any portion of the Premises shall be allocated between the land and any improvements so taken in accordance with any allocation made by the court in any eminent domain proceeding. If the court does not make any such allocation, or if Landlord should voluntarily convey title to all or a portion of the Premises pursuant to section 15.1.6 below, then that portion of any compensation or damages awarded which is equal to the then fair market value of any land within the Premises that is taken by eminent domain (the “Land Value”) shall be deemed compensation or damages awarded for the taking of such land, and the remainder of any compensation or damages awarded shall be deemed to be compensation or damages awarded for the taking of any improvements constructed or located on the Premises taken by eminent domain. The Land Value shall be determined as though the Premises were not subject to this Lease or any other lease or encumbrance and shall be established as follows:

(i)                 Landlord and Tenant shall attempt in good faith to agree on the Land Value. If Landlord and Tenant do not agree on the Land Value within ten business days after such taking, the Land Value shall be determined by appraisal in accordance with paragraphs (ii) through (iv) below.

(ii)                                  Within ten business days after any taking, each party hereto shall deliver to the other a written notice appointing as such party’s appraiser a disinterested person with at least 10 years’ experience as a real estate appraiser, who shall be a member of a recognized society of real estate appraisers and shall have had experience in appraising industrial properties in Los Angeles, California and its environs.

(iii)                               Within ten business days after the appointment of the second of the two appraisers, the two appraisers shall jointly appoint a third appraiser whose qualifications meet the standards set forth above.

(iv)                              Within 30 days after the appointment of the second appraiser, the first two appraisers shall make their respective determinations of the Land Value and shall submit their appraisal reports to Landlord and Tenant.

The Land Value shall be conclusively deemed to be the arithmetic average of the two fair market values shown in the appraisal reports submitted by the first two appraisers; provided, however, that if within 30 days after the appointment of the second appraiser only one appraisal report shall have been submitted, the Land Value shall be conclusively deemed to the fair market value shown in such appraisal report; and provided further that if two appraisal reports are submitted within 30 days after the appointment of the second appraiser and if the difference between the two appraised values is greater than 10% of the higher appraised value, then upon the written request of either Landlord or Tenant made within five business days after the submission of the second appraisal report, the third appraiser shall be instructed to select as the Land Value one of the appraised values determined by the first two appraisers. The value so selected shall be conclusively deemed to be the Land Value.

15.1.6                                                                  Landlord reserves the right in its sole discretion to voluntarily convey title to all or a portion of the Premises to a public or quasi-public agency or entity in lieu of and under threat by such agency or entity to take the same by eminent domain proceedings, provided that Landlord shall give Tenant prior notice of intent or willingness to voluntarily convey title. Such voluntary conveyance by Landlord of title to all or a portion of the Premises to a public or quasi-public agency or entity in lieu of and under threat by such agency or entity to take the same by eminent domain proceedings shall be considered a taking of title to all or such portion of the Premises under the power of eminent domain subject to the provisions of this Section 15.

15.2                           Termination of Lease Due to Condemnation

In the event that the Condemnation materially adversely affects the use, operation or economic viability of the Premises, Tenant may terminate the Lease by giving Landlord sixty

(60) days’ written notice of its intention to terminate the Lease after receiving notice of the Condemnation from the condemning authority, provided the loan by Landlord’s Lender is paid in full prior to such termination. The effective date of the termination shall be the actual date of such taking. In the event of termination, the rent for the last month of Tenant’s occupancy shall be prorated and Landlord shall refund to Tenant any rent paid in advance and Tenant shall thereupon be released from its obligation to pay rent.

16.

ASSIGNMENT AND SUBLETTING

16.1                           Tenant’s Right of Assignment and Subletting

Except as otherwise provided in this Section 16.1, Tenant shall not voluntarily or by operation of law assign its interest in this Lease or in the Premises, or sublease all or any substantial part of the Premises, or allow any other person or entity to occupy all or use any substantial part of the Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Subject to Section 16.4, Tenant, without the consent of Landlord, shall be permitted to assign its interest in this Lease or sublease all or any substantial part of the Premises to an affiliate of Tenant or to any other entity who acquires all or substantially all of Tenant’s assets. Any assignment or sublease of all or any substantial part of the Premises without Landlord’s consent (if so required) shall be voidable and, at Landlord’s election, shall constitute a default.  It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if the proposed transferee does not meet certain criteria, including, but not limited to, the transferee’s financial condition, the nature, quality, and character of the transferee, the identity or business character of the transferee, the nature of the use and occupancy and the transferee’s business experience.  It shall be a condition of any transfer of Tenant’s interest under this Lease that Tenant provide Landlord with the written consent of all guarantors of Tenant’s obligations under this Lease (collectively, the “Guarantors”) to such transfer and the Guarantors’ written acknowledgement of their continuing liability under the guarantees and Lease.  In connection with any permitted transfer hereunder, Tenant may provide Landlord with additional direct Guarantor(s) affiliated with such proposed transferee, provided that neither Tenant nor any Guarantor shall be released of their respective obligations under this Lease as the result of any such transfer.

16.2                               Landlord’s Option to Preserve Subtenancies

In the event of Tenant’s surrender of this Lease or the termination of this Lease in any other manner, Landlord may, at its option, either terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder. No merger shall result from Tenant’s sublease of the Premises under this Section, Tenant’s surrender of this Lease, or the termination of this Lease in any other manner.

16.3                               Tenant’s Assignment of All Rent from Subletting as Security for Tenant’s Obligations

Intentionally Omitted.

16.4                           Continuing Obligation of Tenant

No transfer permitted by this Section 16 shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease, nor shall any transfer release any Guarantor or change any Guarantor’s liability to pay rent or perform any other obligation of Tenant under this Lease.  Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Section. Consent to one transfer is not a consent to any subsequent transfer.  If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent and without relieving Tenant’s liability under this Lease.  No assignment or sublease made as permitted by this Section 16 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made.  No sublease or assignment made as permitted by this Section 16 shall impose any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease.  Tenant shall, within 10 days after the execution and delivery of any such assignment, deliver a conformed copy thereof to Landlord, and within 10 days after the execution and delivery of any such sublease, Tenant shall give notice to Landlord of the existence and term thereof, and of the name and address of the sublessee thereunder.

16.5                               Fees and Costs with Regard to Proposed Assignment or Sublease

If Tenant requests Landlord to consent to a proposed assignment or sublease, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord’s reasonable attorneys’ fees and other costs incurred in connection with each such request.

16.6                               Landlord’s Right of Assignment

Landlord shall be free at all times, without need of consent or approval by Tenant, to assign its interest in this Lease and/or to convey fee title to the Premises. Each conveyance by Landlord of Landlord’s interest in the Lease or the Premises prior to expiration or termination hereof shall be subject to this Lease and shall relieve the grantor of any further obligations or liability as Landlord, and Tenant shall look solely to Landlord’s successor in interest for all future obligations of Landlord. Tenant hereby agrees to attorn to Landlord’s successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure, or otherwise. The term “Landlord” as used in this Lease, so far as covenants and obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership of the Premises.

17.

DEFAULT

17.1                           Default

Any of the following occurrences or acts shall constitute an event of default (“Event of Default”) under this Lease: (i) if Tenant, at any time during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (a) fail to make any payment of Monthly Base Rent, additional rent or other sum herein required to be paid by Tenant when due, and Tenant shall fail to make any such payment within ten (10) days of written notice to Tenant of such default, provided, however, that after Tenant has failed to timely make such payment on three (3) occasions during the preceding five (5) year period during the term of this Lease, said ten (10) day period shall be reduced to five (5) days for any monetary default thereafter occurring after such payment has become due; or (b) fail to observe or perform any other provision hereof for thirty (30) days after Landlord shall have delivered to Tenant notice of such failure (provided that Landlord shall in no event be required to deliver a notice to Tenant in connection with Tenant’s failure to provide a notice to Landlord as required under this Lease), (further provided that in the case of any default referred to in this clause (b) which cannot with diligence be cured within such thirty (30) day period, if Tenant shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence, then the time within which such failure may be cured shall be extended for such period not to exceed an additional sixty (60) days as may be necessary to complete the curing of the same with diligence; provided, however, that Tenant shall not be entitled to cure such breach or default that is not susceptible to cure or that is non-curable according to the terms hereof); or (ii) the abandonment or vacation of the Premises by Tenant; or (iii) any voluntary or involuntary assignment, transfer, encumbrance or subletting of this Lease in violation of the provisions hereof; or (iv) if Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within 90 days after the filing thereof; or (v) if a receiver, trustee or liquidator of Tenant of all or substantially all of the assets of Tenant or of the Premises shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant and shall not be discharged within 90 days after such appointment, or if Tenant shall consent to or acquiesce in such appointment.

17.2                           Remedies

Upon the occurrence of any Event of Default, and without the giving of any additional notice not otherwise required hereunder or by law, Landlord may exercise the following rights and remedies in addition to all other rights and remedies provided by law or equity, either cumulatively or in the alternative:

(a)                                  Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event Landlord shall be entitled to recover from Tenant: (i) the unpaid Rent that had been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term. The worth at the time of award of the amount referred to in clause (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding any unpaid Monthly Base Rent, Rent and damages as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit. If any notice required under Section 17.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Tenant under the unlawful detainer statute shall also be deemed to constitute the notice required by Section 17.1. In such case, any applicable grace period required by Section 17.1 and the unlawful detainer statute shall run concurrently, and the failure of Tenant to cure the event of default within the greater of the two such grace periods shall constitute both an unlawful detainer and an event of default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

(b)                                 Maintain this Lease and Tenant’s right to possession of the Premises in effect and continue to enforce all of Landlord’s rights and remedies hereunder, including the remedy described in California Civil Code Section 1951.4 (granting the Landlord the right to continue a lease in effect after a tenant’s breach and abandonment and to recover all rent as it becomes due if the tenant has the right to sublet or assign, subject only to reasonable limitations).  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of this Lease or Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.

(c)                                  Pursue any other remedy now or hereafter available under the laws or judicial decisions of the State of California. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term or by reason of Tenant’s occupancy of the Premises.

17.3                           Landlord’s Self-Help

If Tenant fails to perform any affirmative duty or obligation under this Lease within ten (10) business days after written notice (or in case of an emergency, without notice), the Landlord may, at its option, perform such duty or obligation on Tenant’s behalf, including the obtaining of reasonably required bonds, insurance policies, or governmental permits, licenses and approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant as additional rent upon Landlord’s written demand. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require that all future payments by Tenant to Landlord be made by bank cashier’s check or wire transfer of immediately available funds.

17.4                               Intentionally Omitted

17.5                               No Waiver

The waiver by Landlord of any breach by Tenant of any of the provisions of this Lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Tenant either of the same or a different provision of this Lease. No waiver, benefit, privilege or service voluntarily given or performed by either party shall give the other any contractual right by custom, estoppel or otherwise. The subsequent acceptance of rent pursuant to this Lease shall not constitute a waiver of any preceding default by Tenant other than default in the payment of the particular rental payment so accepted, regardless of Landlord’s knowledge of the preceding breach at the time of accepting the rent, nor shall acceptance of rent or any other payment after termination constitute a reinstatement, extension or renewal of the Term or revocation of any notice or other act by Landlord.

17.6                               Late Charge

If Tenant fails to pay within five (5) days of the due date of any payment of rent or other charges which Tenant is obligated to pay to Landlord under this Lease, there shall be a late charge, immediately payable by Tenant as additional rent, in the amount of one percent (1%) of each such obligation. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for accounting and administrative expenses incurred by Landlord. In addition to the late charge, any and all rent or other charges which Tenant is obligated to pay to Landlord under this Lease which are unpaid shall bear interest at the rate set forth in Section 17.6 from the date said payment was due until paid, said interest to be payable by Tenant as additional rent. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for the loss of the use of funds.

17.7                               Multiple Remedies. No Waiver

No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or elsewhere provided in this Lease. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. A receipt by Landlord of any Monthly Base Rent, any additional rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, except as expressly otherwise provided, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provision of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

17.8                               Tenant Waiver

Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after termination of Tenant’s right or occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

17.9                               Default by Landlord

Landlord shall be in default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 17.9 shall specify the alleged breach and the applicable Lease provisions. If Landlord shall at any time default beyond the applicable notice and cure period, Tenant shall have the right to cure such default on Landlord’s behalf. Any sums expended by Tenant in doing so, and all reasonably necessary incidental costs and expenses incurred in connection therewith, shall be payable by Landlord to Tenant within thirty (30) days following demand therefor by Tenant, provided, however, that Tenant shall not be entitled to any deduction or offset against any rent otherwise payable to Landlord under this Lease.

18.

RIGHT OF INSPECTION

Landlord and Landlord’s authorized representatives shall have the right after written notice to Tenant, to enter upon the Premises at all reasonable hours for the purpose of inspecting the Premises and for the purpose of exhibiting the Premises to prospective tenants, purchasers, or others. Provided Tenant is not in default beyond any applicable cure period, Landlord shall not exhibit any “for sale” signs during the Term of the Lease.

19.

WAIVER OF BREACH

No waiver by Landlord of any breach of any one or more of the terms, covenants, conditions, or agreements of this Lease shall be deemed to imply or constitute a waiver of any succeeding or other breach. Failure of Landlord to insist upon the strict performance of any of the terms, conditions, covenants, and agreements of this Lease shall not constitute or be considered as a waiver or relinquishment of Landlord’s rights to subsequently enforce any default, term, condition, covenant, or agreement, which shall all continue in full force and effect. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.

20.

NOTICES

20.1                           Notice Requirements

All notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (i) when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given; or (ii) on the date delivered when sent via Overnight Mail, properly addressed and postage prepaid; or (iii) on the date sent via facsimile transmission; or (iv) seventy-two (72) hours after the time the same is deposited in the United States mail, properly addressed and first class postage prepaid, return receipt requested. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance with this Section.

If to Landlord:	With a copy to:

Krausz Companies, Inc.	Orrick, Herrington & Sutcliffe LLP
Attn: F. Ron Krausz	Attn: Richard C. Mendelson, Esq.
2212 Madrona Ave.	777 S. Figueroa Street, Suite 3200
St. Helena, California 94574	Los Angeles, California 90017
Phone: (707) 963-7516	Phone: (213) 612-2480
Fax: (707) 963-7596	Fax: (213) 612-2499

and

Krausz Companies, Inc.
Attn: Mr. Amos Z. Krausz
651 Gateway Boulevard, Suite 1010
South San Francisco, California 94080
Fax: (650) 871-4063

If to Tenant:	With a copy to:

Malibu Centers, Inc.	Munsch Hardt Kopf & Harr, P.C.
Attn: R. Scott Wheeler, CFO	Attn: Michael A. Krywucki, Esq.
717 North Harwood, Suite 1650	1445 Ross Avenue, Suite 4000
Dallas, Texas 75201	Dallas, Texas 75202
Phone Number: (214) 210-8760	Phone Number: (214) 855-7522
Fax Number: (214) 210-8702	Fax Number: (214) 855-7584

20.2                           Payments Under Lease

Rent and all other payments due to Landlord under this Lease shall be paid in lawful money of the United States of America without offset or deduction to the name and at the address first given above or to such other persons or parties or at such other places as Landlord may from time to time designate in writing.

21.

RELATIONSHIP OF THE PARTIES

This Lease shall not be deemed or construed by the parties, nor by any third party, as creating the relationship of (i) principal and agent, (ii) partnership, or (iii) joint venture between the parties. Neither the method of computation of rent nor any other provision of this Lease, nor any acts of the parties are other than in the relationship of Landlord and Tenant.

22.

SUBORDINATION, ATTORNMENT AND ESTOPPEL

22.1                           Subordination and Non-Disturbance

Subject to the provisions of this Section, this Lease and the leasehold estate created hereby shall be, at the option and upon written declaration of Landlord, subject, subordinate, and inferior to the lien and estate of any liens, trust deeds, and encumbrances (“Mortgages”), and all renewals, extensions, or replacements thereof, now or hereafter imposed by Landlord upon the Premises; provided, however, that this Lease shall not be subordinate to any Mortgage or any renewal, extension, or replacement thereof, unless and until Landlord provides Tenant with an agreement (“Non-Disturbance Agreement”), signed and acknowledged by each holder of any such interest setting forth that so long as Tenant is not in default hereunder, Landlord’s and Tenant’s rights and obligations hereunder shall remain in force and Tenant’s right to possession shall be upheld.  The Non-Disturbance Agreement may contain additional provisions as are customarily requested by secured lenders with liens encumbering real property security similar to the Premises. Tenant shall, promptly follow a request by Landlord and after receipt of the Non-Disturbance Agreement, execute and acknowledge any subordination agreement or other documents required to establish of record the priority of any such encumbrance over this Lease, so long as such agreement does not otherwise increase Tenant’s obligations or diminish Tenant’s rights hereunder.  Without limiting Tenant’s obligations hereunder, Tenant acknowledges that the Subordination and Non-Disturbance Agreement attached hereto as Exhibit “D” is in compliance with the requirements of this Section and Tenant agrees to execute a Subordination and Non-Disturbance Agreement in such form.

22.2                           Attornment

In the event of foreclosure of any Mortgage, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force; (ii) Tenant’s quiet possession shall not be disturbed if Tenant is not in default beyond any applicable cure period hereunder; (iii) Tenant shall attorn to and recognize the mortgagee or purchaser at foreclosure sale (“Successor Landlord”) as Tenant’s landlord for the remaining Term of this Lease; and (iv) the Successor Landlord shall not be bound by (a) any payment of rent for more than one month in advance; (b) any amendment, modification, or ending of this Lease without the Successor Landlord’s consent after the Successor Landlord’s name is given to Tenant, unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord’s prior agreement or consent; and (c) any liability for any act or omission of a prior Landlord. At the request of the Successor Landlord, Tenant shall execute a new lease for the Premises, setting forth all of the provisions of this Lease except that the Term of the new lease shall be for the balance of the Term of this Lease.

22.3                               Estoppel Certificate

Tenant or Landlord, as the case may be, shall execute and deliver to the other party, within thirty (30) days after receipt of request therefor, any estoppel certificate or other statement to be furnished to any prospective purchaser of or any lender against the Premises. Such estoppel certificate shall acknowledge and certify each of the following matters, to the extent each may be true: that the Lease is in effect and not subject to any rental offsets, claims, or defenses to its enforcement; the commencement and termination dates of the term; that Tenant is paying rent on a current basis; that any improvements required to be furnished under the Lease have been completed in all respects; that the Lease constitutes the entire agreement between Tenant and Landlord relating to the Premises; that Tenant has accepted the Premises and is in possession thereof; that the Lease has not been modified, altered, or amended except in specified respects by specified instruments; and that such party has no notice of any prior assignment, hypothecation, or pledge of rents or the Lease. Such estoppel certificate shall also set forth any other matter pertaining to this Lease which a party may reasonably require the other to certify. Without limiting the foregoing, Tenant shall also, upon request of Landlord, certify and agree for the benefit of any lender against the Premises or the building (“Lender”) that Tenant will not look to such Lender:  as being liable for any act or omission of Landlord; as being obligated to cure any defaults of Landlord under the Lease which occurred prior to the time Lender, its successors or assigns, acquired Landlord’s interest in the Premises by foreclosure or otherwise, as being bound by any payment of rent or additional rent by Tenant to Landlord for more than one (1) month in advance; or as being bound by Landlord to any amendment or modification of the Lease without Lender’s written consent.

22.4                           Protection of Landlord’s Mortgagee

If Landlord encumbers its interest in the Premises by mortgage, Landlord or its Mortgagee(s) may give Tenant written notice of that fact, which notice shall state the name and address of the mortgagee. If Tenant shall be so notified in writing of such encumbrance and of the name and address of the Mortgagee named therein, then so long as such encumbrance shall continue in force, notice of the default in the performance of any of the covenants contained in this Lease, of the same kind and in the same manner and for the same length of time as is required to be given to the Landlord, shall also be given to such Mortgagee, extended as set forth herein, before Tenant may terminate this Lease or otherwise, as against such Mortgagee, take advantage of any default by Landlord.  Upon elapse of the time permitted Landlord to cure without Landlord effecting a cure, Tenant shall give Landlord’s Mortgagee(s) a second written notice stating such fact.  Such Mortgagee shall have the right to cure any such default within forty-five (45) days after such second notice if the same can be cured by the payment of money, or as to other defaults, to undertake in writing to perform and thereafter pursue in good faith the performance of all the covenants of this Lease capable of performance by the Mortgagee or its assigns, and in such event Landlord shall have no right to terminate this Lease by reason of such default. In the event of such cure or undertaking, the Mortgagee shall be subrogated to the rights of Tenant against Landlord with respect to such default.

23.

TENANT’S FINANCIAL STATEMENTS

During the Term of the Lease, Tenant shall provide Landlord (a) within forty-five (45) days after the end of each fiscal quarter of Tenant’s parent company, quarterly operating statements detailing property specific operating results as to the Premises for such period and (b) current financial statements within one hundred twenty (120) days of the end of each fiscal year, which shall include Tenant’s and each Guarantor’s profit and loss statement, balance sheet, statement of changes in financial positions and notes to the financial statements, and property specific operating results as to the Premises. All such financial statements and information shall be certified by Tenant’s Chief Financial Officer or each Guarantor’s Chief Financial Officer, respectively, as applicable.

24.

ATTORNEYS’ FEES

24.1                           Recovery of Attorneys’ Fees and Costs of Suit

Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights, or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. Such attorneys’ fees and costs shall be paid by the losing party in such action.

24.2                           Party to Litigation

Tenant shall indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands, and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (i) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (iii) otherwise arising out of or resulting from any action or transaction of Tenant or such other person; or (iv) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

24.3                           Landlord’s Consent

Tenant shall pay Landlord’s reasonable attorneys’ fees and other costs incurred in connection with Tenant’s request for Landlord’s consent under Section 16, “Assignment and Subletting,” or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

25.

LEASEHOLD MORTGAGE

25.1                           Tenant’s Right to Encumber

Tenant may, at any time and from time to time during the Term, with the written consent of Landlord’s Lender, which consent shall not be unreasonably withheld, mortgage, collaterally assign or otherwise encumber any interest that Tenant has in this Lease or in the improvements located on the Premises (the “Leasehold Estate”) to any nationally recognized bank, insurance company or other institutional lender or such other lender as may be approved by Landlord (such approval not to be unreasonably withheld), herein called “Tenant’s Mortgagee,” by deed of trust or mortgage or other security instrument (as applicable, the “Security Instrument” or “Mortgage”) as security for an indebtedness (“Debt”), on the further condition, with respect to all permitted financings, that:

(a)                                  The Security Instrument and all rights acquired under it shall, by its express terms, be subject to each and all of the covenants, conditions and restrictions stated in this Lease and to all rights and interests of Landlord;

(b)                                 Tenant shall deliver to Landlord (i) a complete and correct copy of the Security Instrument and all related promissory notes, loan agreements, security agreements, indemnity agreements, guarantees, financing statements and other loan documents executed by Tenant or for Tenant’s benefit in connection therewith (the “Loan Documents”), each as fully executed and delivered, within ten (10) business days after the execution thereof, and (ii) a complete and correct of the recorded Security Instrument, conformed by the recorder to show the date or recordation and other recording information, within five business days after the date of recordation;

(c)                                  The Security Instrument shall expressly provide that any proceeds from fire or extended coverage insurance shall be used to repair or rebuild the damaged or destroyed improvements on the Premises or as otherwise expressly provided herein;

(d)                                 The Security Instrument shall contain a provision that all notices of default under the Loan Documents must be sent to Landlord and Tenant and that Landlord shall have fifteen (15) business days in which to cure any default after the time for Tenant to cure it has expired (provided that if Landlord requires possession of the Premises in order to cure the default, then Landlord shall have, in addition to such 15 day period, such further time as is needed to terminate Tenant’s right to possession of the Premises), and neither Landlord’s right to cure any default nor any exercise of such right shall constitute an assumption of liability under any Loan Document;

(e)                                  Tenant shall immediately reimburse Landlord for the cost of any default cured by Landlord with interest thereon as provided in Section 17;

(f)                                    No encumbrance incurred by Tenant pursuant to this Section or otherwise shall, and Tenant shall not have power to incur any encumbrance that will, constitute in any way a lien or encumbrance on Landlord’s fee title to the Premises or on any other interest of Landlord in the

Premises.  Landlord and Tenant hereby agree that no merger of estates shall occur if Tenant subsequently acquires Landlord’s fee interest in the Premises; and

(g)                                 The Security Instrument shall provide that (i) upon a foreclosure of the Security Instrument, Tenant’s Mortgagee shall not remove the Improvements on the Premises from the Premises and (ii) following a foreclosure Tenant’s Mortgagee shall operate the Premises in accordance with the terms of this Lease.

25.2                           Rights of Tenant’s Mortgagee

25.2.1                  If Tenant enters into a Mortgage in accordance with the provisions of Section 25.1 and Tenant’s Mortgagee notifies Landlord of the execution of a Mortgage and names the place for service of notice upon Mortgagee, then:

25.2.2                  Landlord shall make such changes or modifications to this Lease, with the exception of those provisions of this Lease concerning rent, length of term or other economic matters, as are reasonably requested by any potential Tenant’s Mortgagee.

25.2.3                  Landlord will give to any Tenant’s Mortgagee, simultaneously with service on Tenant, notices of all demands made by Landlord on Tenant and no such notice to Tenant shall be effective unless a copy is so served upon Tenant’s Mortgagee.

25.2.4                  Tenant’s Mortgagee shall have the privilege, in accordance with the provisions hereof, of performing any of Tenant’s covenants, curing any defaults by Tenant, and exercising any election, option or privilege conferred upon Tenant by the terms of this Lease.

25.2.5                  Landlord shall not terminate this Lease or Tenant’s right of possession for any default of Tenant if, within a period of thirty (30) days after the expiration of the period of time within which Tenant might cure such default, such default is cured or caused to be cured by Tenant’s Mortgagee or, if within a period of thirty (30) days after the expiration of the period of time within which Tenant might commence to eliminate the cause of such default, Tenant’s Mortgagee diligently commences to eliminate the cause of such default and within sixty (60) days thereafter cures such default.

25.2.6                  No liability for the payment of Rent or the performance of any of Tenant’s covenants and obligations of this Lease shall attach to or be imposed upon any Tenant’s Mortgagee, while not in possession of the Premises, all such liability being hereby expressly waived by Landlord.

25.2.7                  No provision of this Lease which restricts the use of the Premises to less than for any lawful purpose, requires the Premises to be used for a particular purpose, or requires or implies specified times of business operation shall be binding upon a Tenant’s Mortgagee in possession or its successors in interest; provided however that in all events there shall be no derogation or diminishment of Landlord’s right to terminate this lease upon a cessation of use or change in use from a multi-purpose, interactive entertainment facility, as set forth in Section 8 of this Lease, further provided that upon Tenant’s Mortgagee’s written request, the time for Landlord’s election to terminate shall be tolled, and Landlord shall not by reason of such cessation of use terminate this Lease, during such period of time during which Tenant’s Mortgagee diligently and in good faith seeks to sublease or assign Tenant’s leasehold interest to a transferee who will operate the Premises as a multi-purpose, interactive entertainment facility.

25.2.8                  No amendments or modifications of this Lease shall occur without the prior written consent of Tenant’s Mortgagee, not to be unreasonably withheld or delayed.

25.2.9                  Tenant’s Mortgagee shall have the right to participate in casualty and condemnation settlements as Tenant’s successor-in-interest.

26.

AUTHORITY TO MAKE LEASE; COVENANT OF QUIET ENJOYMENT

26.1                               Full Power and Authority to Enter Lease

The parties covenant and warrant that each has full power and authority to enter into this Lease. Each party shall, within 15 days after request, deliver to the other party satisfactory evidence of such authority.

26.2                               Quiet Enjoyment

Landlord covenants and warrants that Tenant, so long as Tenant performs all of its obligations hereunder, shall have and enjoy full, quiet, and peaceful possession of the Premises, its appurtenances and all rights and privileges incidental thereto during the Term, subject to the provisions of this Lease and any title exceptions or defects in existence at the time of the conveyance of the Premises to Landlord by Tenant.

26.3                           No Violation of Covenants and Restrictions

Tenant shall not violate or cause Landlord to violate any recorded covenants and restrictions affecting the Premises. Tenant shall defend, indemnify, and hold harmless Landlord from any costs or expenses incurred from such a violation.

27.

HAZARDOUS MATERIAL

27.1                           Environmental Compliance

Tenant shall not cause or permit any Hazardous Material to be used in or about the Premises in violation of applicable Environmental Laws by Tenant, its agents, employees, contractors, or invitees, without the prior written consent of Landlord (which consent shall not be required as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant’s business and will be used, kept, and stored in a manner that complies with all laws relating to such Hazardous Material.) Notwithstanding the foregoing, Landlord acknowledges that Tenant’s use of racing and entertainment equipment requires the use and storage of petroleum and other automotive related products on the Premises, which will not be in violation of this Section so long as Tenant’s use complies with applicable Environmental Laws.  Tenant acknowledges that Landlord acquired the Premises in a purchase from Tenant and that at no time has Landlord been in occupancy of the Premises; Tenant agrees that Tenant and not Landlord shall be responsible for any contamination of the Premises in violation of applicable Environmental Laws to the extent that Landlord did not cause such contamination.  If Tenant breaches the obligations stated herein or if there is contamination of the Premises in violation of applicable Environmental Laws and Landlord did not cause such contamination, then Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space of the Premises, and sums paid in settlement of claims, attorneys’ fees, consultation fees, and expert fees) which arise during or after the Term of the Lease as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation or site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Material on the Premises not caused by Landlord results in any contamination of the Premises in violation of applicable Environmental Laws, Tenant shall promptly take all actions at its sole expense as are recommended by environmental engineers hired by Tenant and are necessary to return the Premises to a condition in compliance with applicable Environmental Laws; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term effect on the value of Premises.

27.2                           Tenant’s Responsibility for Hazardous Materials

Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Laws relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant including the following: (i) Hazardous Material present in the soil or ground water on the Premises prior to the Commencement Date of the Lease; (ii) a change in Laws which relate to Hazardous Material which make Hazardous Material present on the Premises as of the Commencement Date, whether known or unknown to Landlord, a violation of such new Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to or under the Premises before or after the Commencement Date; (iv) Hazardous Material present or under the Premises as a result of any discharge, dumping, or spilling (whether accidental or otherwise) on the Premises by other tenants of the Premises or their agents, employees, contractors, or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with Laws relating to Hazardous Material on the Premises for which Landlord is legally liable shall be the responsibility and shall be paid by Tenant, except to the extent caused by Landlord. To the extent any such expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a reimbursement to the extent it has paid the maintenance expense to which such recovery or reimbursement relates.

27.3         Survival

Provisions of this Section 27 shall survive termination of this Lease.

27.4         Reporting and Inspections

(a)            Handle,” “Handled” or “Handling” shall mean any installation, handling, generation, storing, treatment, use, disposal, discharge, release, manufacture, refinement, emission, abatement, removal, transportation, presence or migration of any Hazardous Materials brought on the Premises by Tenant or Tenant’s Representatives, or any other activity or any type in connection with or involving Hazardous Materials. “Tenant’s Representatives” shall mean all Tenant’s officers, employees, contractors, representatives, assignees, sublessees, agents, invitees, and any trespassers on the Premises.

(b)            Tenant shall deliver to Landlord prior to delivery to, or promptly after receipt from, any governmental authority or other person or entity copies of all permits, manifests, closure or remedial action plans, notices, investigations, inquiries, claims, citations, summons, complaints, writs, orders and all other communications or documents relating to (i) the Handling of Hazardous Materials at or about the Premises, (ii) the actual, alleged or threatened violation of Environmental Law or (iii) the liability of Tenant for environmental losses. Any communications, written or oral, regarding any release, discharge, emission or any other occurrence posing an imminent threat of damage or contamination to the Premises or the environment shall be delivered or, if oral, communicated, to Landlord within 24 hours after receipt. All other communications shall be delivered to Landlord within 10 days after receipt. Landlord shall have no obligation to review or evaluate any such communication and shall not be deemed to have approved, consented to or participated in any act or omission described or required by such communication.

(c)        Tenant shall maintain, at its own expense, a written program to ensure and monitor Tenant’s continued compliance with this Section 27 and all Environmental Requirements. At Landlord’s request, Tenant shall provide Landlord with a copy of such program, including monitoring results; provided, however, that Tenant acknowledges that such program will be supplied to Landlord solely for informational purposes, and that Landlord shall have no obligation to review the information provided, shall not be deemed to have approved or consented to any matter set forth therein, and shall have no liability for any deficiencies therein. Landlord agrees not to disclose to any third parties the contents of any such written program provided by Tenant, unless Tenant consents to such disclosure; provided, however, Landlord may disclose such information on a confidential basis to its attorneys, property managers or its other agents, or as required in connection with the procurement of insurance or financing, or as required pursuant to any contract pertaining to Landlord, or as required by law. Tenant shall, at its sole expense, prior to the expiration or termination of this Lease, promptly remove from the Premises, using the then best available technology, all Hazardous Materials Handled by Tenant or Tenant’s Representatives during the Term (collectively, “Lease Closure”), notwithstanding any lesser standard of removal or remediation which might be allowable under applicable law or governmental policies, and perform or cause to be performed all actions necessary, as determined by Landlord in its reasonable business judgment, to ensure that Lease Closure has been completed, including inspection, testing and post-Lease Closure monitoring. Tenant, at its sole expense, shall repair any damage caused by such work and unless otherwise requested by Landlord, shall close, at the completion of all testing and monitoring, in accordance with applicable law, any and all monitoring and extraction wells and boreholes installed as a result of or in connection with Tenant’s occupancy of the Premises or otherwise installed by Tenant, or at Tenant’s direction. All consultants or contractors performing work on behalf of Tenant pursuant to this Section 27 shall be qualified and licensed to undertake the applicable work and shall be selected by Tenant; provided that Landlord shall be notified of the selected consultant(s) at least 10 business days prior to the commencement of any work by such consultant(s) (except in an emergency, in which case Landlord shall be notified within one business day after the selection of the consultant(s)) and Landlord shall have the right to disapprove the use of such consultant(s) in the exercise of Landlord’s reasonable business judgment. All work required to be performed under this Section 27, and Tenant’s and Tenant’s Representatives’ Handling of all Hazardous Materials, shall be performed in a good, safe and workmanlike manner and in a manner that will not interfere with the use, operation, leasing or sale of the Premises.

(d)           Tenant shall deliver to Landlord copies of all permits, authorizations, plans and reports, and supporting documentation therefor, including any Hazardous Materials management plan, which are required by law or by any governmental authority with respect to Tenant’s use or proposed use of the Land and the Work, including any Handling of Hazardous Materials. The provisions of this Section 27 shall apply to all Hazardous Materials, whether or not Landlord has given Tenant its consent to Handle such Hazardous Materials. Tenant’s and Tenant’s Representatives’ Handling of all Hazardous Materials shall comply at all times with all Environmental Laws and Tenant shall, at its own expense, promptly take all actions required by any governmental authority in connection with Tenant’s or Tenant’s Representatives Handling of Hazardous Materials at or about the Premises. Tenant shall keep Landlord fully and promptly informed of all Handling of Hazardous Materials on the Premises, including notifying Landlord as soon as possible after any spill, release, discharge or emission.

(e)           Landlord, Landlord’s Lender, and either of their representatives and consultants shall have the right, but not the obligation, to enter the Premises at any reasonable time upon 24 hours’ prior notice (except in the case of an emergency) not more than once each calendar year or at any time in connection with a sale or refinancing of the Premises or if Landlord has reason to believe that a violation of applicable requirements or a contamination exists (i) to inspect the condition of the Premises and review all permits, reports, plans and other documents regarding the Handling of Hazardous Materials (and Tenant shall, at its option, have the right to have its own representative present during any onsite inspections), (ii) to confirm Tenant’s compliance with the provisions of this Section 27, including the right to physically investigate the condition of the Land and the Work and review all permits, reports, plans, and other documents regarding the Handling of Hazardous Materials, (iii) to perform Tenant’s obligations under this Section 27 if Tenant has failed to timely do so. Tenant shall pay the costs of Landlord’s consultants’ fees and all other costs incurred by Landlord pursuant to clauses (i) and (ii) above if such investigation is undertaken because Tenant has failed to provide full and complete information regarding any release, discharge or other Handling of Hazardous Materials and shall pay, in any case, all such costs incurred pursuant to clause (iii) above and shall pay all reasonable costs of Landlord incurred with respect to the above in the event a violation of applicable requirements or a contamination is found to exist or be imminent, so long as such inspection is reasonably related to the violation or contamination, or the inspection is requested or ordered by a governmental authority.

(f)            Landlord shall have the right, but not the obligation, to require, annually during the Term and again within five (5) business days after the termination or expiration of the Term, that a detailed review (“Environmental Audit”) be undertaken to determine whether the Premises and Tenant’s Handling of all Hazardous Materials comply with this Section 27. Tenant shall pay all costs incurred in connection with any Environmental Audit required by Landlord, including without limitation, the costs and expenses of all consultants and sampling and analysis, in the event that (i) as a result of the Environmental Audit, it is determined that the Premises or Tenant’s Handling of all Hazardous Materials do not comply with this Paragraph 27, or (ii) the Environmental Audit is undertaken at the termination or expiration of the Term. In all other cases, Landlord shall pay the costs of any Environmental Audit it requires pursuant to this Section 27. The Environmental Audit shall be conducted by independent, qualified, licensed environmental consultants selected by Tenant and reasonably acceptable to Landlord. If the consultants chosen by Tenant are unacceptable to Landlord, Landlord shall be entitled to engage its own consultants to conduct the Environmental Audit, and Tenant shall pay Landlord’s consultants’ fees and all costs incurred by Landlord in performing the Environmental Audit. The Environmental Audit shall include an inspection of the Premises, interviews with the occupants of the Premises and any other matters which the consultants believe, in the exercise of their professional judgment, are necessary to ascertain whether the Premises are in compliance with this Section 27, including the installation of monitoring wells, and soils and water testing. Tenant shall fully cooperate with the consultants and comply with all information requests. After the completion of the Environmental Audit, a written report shall be prepared and copies shall be distributed to both Landlord and Tenant. In connection with any Environmental Audits, Landlord shall use commercially reasonable efforts not to interfere with Tenant’s use or operations of the Premises.

(g)           In the event of any release, discharge or other event caused or contributed to by the acts or omissions of Tenant or Tenant’s Representatives which poses a threat of damage or contamination to the Premises or the environment, whether discovered by Landlord or Tenant, Tenant shall fully document the facts relating to the event, including the circumstances existing prior to and after the occurrence of the event, the precise nature of the release, discharge or event, including specific compounds and quantities involved, and all actions Tenant has taken and will take to remediate the release, discharge or event. Tenant shall provide such documentation to Landlord promptly after the occurrence in question. Tenant shall pay the reasonable costs and fees charged by Landlord’s environmental consultants to review such documentation and provide peer review confirming the adequacy of the measures, past and future, taken by Tenant to remediate the problem.

(h)           Landlord and Tenant agree that the statute of limitations shall be tolled from the date of this Lease through the expiration or termination of this Lease (including any Extension Periods) for any and all claims Landlord may have against Tenant arising out of any leak, release or discharge of Hazardous Materials or in connection with any remediation of any such leak, release or discharge.

28.

GENERAL PROVISIONS

28.1         Gender: Number

The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural, whenever the context requires.

28.2         Captions

Captions in this Lease are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Lease or any of its terms.

28.3         Exhibits

All attached exhibits are a part of this Lease and are incorporated in full by this reference. Except as specifically provided herein, if any provision contained in any exhibit hereto is inconsistent or in conflict with any provisions of this Lease, the provisions of this Lease shall supersede the provisions of such exhibit and shall be paramount and controlling.

28.4         Entire Agreement

This Lease contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Lease.

28.5         Drafting

This Lease shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

28.6         Modification

No modification, waiver, amendment, discharge, or change of this Lease shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

28.7         Joint and Several Liability

If any party consists of more than one person or entity, the liability of each such person or entity signing this Lease shall be joint and several.

28.8         Governing Law

Any action brought by Landlord against Tenant in connection with this Lease or any matter that in any way relates to the transactions contemplated by this Lease may be brought by Landlord in any court of competent jurisdiction, wherever located, having personal jurisdiction over Tenant. The judgment in any such action may be enforced by any court of competent jurisdiction wherever located. Any action brought by Tenant against Landlord in connection with this Lease or any matter that in any way relates to the transactions contemplated by this Lease shall be brought by Tenant in any court of competent jurisdiction in the State of California. Regardless of who initiates an action or the jurisdiction and/or venue in which such action is brought, the Lease and all matters that in any way relate to the transactions contemplated by this Lease shall be governed by the laws of the state in which the Premises are located (without regards to questions as to conflicts of law).

28.9         Attorneys’ Fees

With respect to Section 24 and any other provision in this Lease providing for payment or indemnification of attorneys’ fees, such fees shall be deemed to include reasonable fees incurred through any applicable appeal process, and shall include fees attributable to legal services provided by both outside counsel and any in-house counsel and staff to the prevailing or indemnified party. For purposes hereof, the services of in-house counsel and their staff shall be valued at rates for independent counsel prevailing in the metropolitan area in which such counsel and staff practice.

28.10       Time of Essence

Time is of the essence of every provision of this Lease,

28.11       Severability

In the event any term, covenant, condition, or provision of this Lease is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Lease,

28.12       Successors and Assigns

Except as otherwise provided herein, all terms of this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.

28.13       Independent Covenants

This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any offset of the rent or other amounts owing hereunder against Landlord; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering all or any portion of the Premises (of whose address tenant has theretofore been notified) and an opportunity is granted to Landlord and such holder to correct such violation as provided above.

28.14       Right of First Offer

At such time and from time to time, should Landlord desire to sell Landlord’s Interest in the Premises, or any larger tract of land of which the Premises may be a part (“Landlord’s Interest”) to a third party unaffiliated with Landlord, Landlord shall give Tenant written notice of such desire. Within thirty (30) days of Tenant’s receipt of such notice, Tenant, if Tenant desires to purchase Landlord’s Interest, shall give Landlord notice of its intention to purchase Landlord’s Interest and the price and other material economic terms and conditions on which it offers to make such purchase. In the event Tenant does not provide Landlord with such offer within said thirty (30) day period, Landlord may thereafter sell Landlord’s Interest to such persons or entities and on such terms as Landlord may choose in its sole and absolute discretion and after any such sale such right of first offer shall not apply to any subsequent sales. In the event that Tenant timely provides to Landlord its offer to purchase Landlord’s Interest, Landlord will have an option to either sell Landlord’s Interest to Tenant on the terms and conditions set forth in Tenant’s notice (such option to be exercised by notice to Tenant within one year after the giving of Tenant’s notice) or to sell the Premises to a third party for a price not less than 95% of the price (taking into account such other material economic terms and conditions and Tenant’s obligations to pay the Tenant Closing Costs), or to not sell Landlord’s Interest until such time as Landlord again gives notice to Tenant under this subsection 28.14. If Landlord shall notify Tenant within such one year period that it has sold the Premises at a price which is not less than 95% of the price set forth in Landlord’s offering notice (but no such sale shall be made at a price less than 95% of the same price offered by Tenant without first sending Tenant a new notice as to the changed price and any such changed terms and conditions, in which event Tenant shall have a further period in which to elect to purchase at the new price or on the changed terms and conditions, as aforesaid, said further period to be thirty (30) days), all rights of Tenant under this subsection 28.14 shall be deemed void and of no further force and effect. In addition, if a sale to a third party is not effected by Landlord within the aforesaid one year period, and Tenant does not at such time elect to purchase the Premises at the price and other material economic terms on which Tenant made its original offer, the rights of Tenant under this subsection 28.14 shall also be deemed void and of no further force and effect. Notwithstanding anything in this subsection 28.14 to the contrary, this subsection 28.14 shall not apply to a transfer of Landlord’s Interest: (i) to any entity or person which is related to, affiliated with, or under common or shared control with Landlord or any person or entity which owns or controls any portion of Landlord’s Interest in the Premises, or with any constituent partner or member of either of the foregoing, or (ii) to or from an intermediary in connection with Landlord’s effectuation of an exchange involving the Premises pursuant to and including, without limitation, applicable case law or Section 1031 of the Internal Revenue Code, as amended, or (iii) made pursuant to a mortgage or deed of trust covering the Premises which does not involve a transfer, sale or other conveyance of fee title to the Premises. Notwithstanding anything to the contrary contained herein, Tenant’s rights under this Section 28.14 are and shall remain unconditionally subordinate and junior to any deed of trust or security instrument encumbering Landlord’s interest in the Premises by Landlord in favor of Landlord’s Lender (defined in Section 13.7) and any transfer or sale of Landlord’s interest in the Premises to Tenant shall be subject to the terms of the Lender’s Documents

(defined in Section 28.23) pertaining to any such transfer or sale of the Landlord’s interest in the Premises.

28.15       Procedure Upon Purchase

(a)        In the event of the purchase of the Premises or any part thereof by Tenant pursuant to any provision of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereof than existed on the date of the commencement of this Lease (as such title may have been altered in accordance with the provisions hereof), and Tenant shall accept such title, subject, however, to all liens, encumbrances, charges, exceptions and restrictions on, against or relating to the Premises and to all applicable laws, regulations and ordinances, but free of the lien of Landlord’s Mortgage (if not assumed) and free of liens, encumbrances, charges, exceptions and restrictions which have been created by or resulted from acts of Landlord after the commencement of this Lease, to the extent the same are not permitted hereunder.

(b)           Upon the date fixed for any such purchase of the Premises pursuant to any provision of this Lease, Tenant shall pay to Landlord at its address set forth above, or at any other place designated by Landlord, the purchase price therefor specified herein, and Landlord shall deliver to Tenant (i) a grant deed which describes the Premises or portion thereof then being sold to Tenant and conveys and transfers the title thereto which is described in paragraph 18(a), together with (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property then required to be sold by Landlord pursuant to this Lease. Tenant shall pay all charges incident, to such conveyance and transfer, including its own counsel fees, one-half of the escrow fees and recording fees, the entire amount of title insurance premiums and all applicable federal, state and local taxes (other than any income or franchise taxes levied upon or assessed against Landlord) which may be incurred or imposed by reason of such conveyance and transfer and by reason of the delivery of said deed and other instruments (the “Tenant Closing Costs”).

28.16       Information Provided

Tenant warrants and represents that all information Tenant has provided to Landlord is accurate and correct and Tenant acknowledges that Landlord has relied upon such information in entering into this Lease.

28.17       No Lease Until Accepted

Landlord’s delivery of unexecuted copies or drafts of this Lease is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by Landlord nor in any way implies that Landlord is under any obligation to Lease the Premises. When this Lease has been executed by both Landlord and Tenant, it shall constitute a binding agreement to lease the Premises upon the terms and conditions provided herein and Landlord and Tenant agree to execute all instruments and documents and take all actions as may be reasonably necessary or required in order to consummate the lease of the Premises as contemplated herein.

28.18       Counterparts

This Lease may be executed in any number of counterparts, each of which shall be deemed and original. The counterparts shall together constitute but one agreement. Any signature on a copy of this Lease or any document necessary or convenient thereto sent by facsimile shall be binding upon transmission by facsimile and the facsimile copy may be utilized for the purposes of this Lease.

28.19       Limitation on Landlord’s Liability

The obligations of Landlord under this Lease shall not constitute personal obligations of Landlord or its individual directors, officers, employees or affiliates, and Tenant shall look to the Premises, and not to any other assets of Landlord, for the satisfaction of any liability of Landlord with respect to this Lease, and shall not seek recourse against Landlord or its individual directors, officers, employees or affiliates, or any of their personal assets for such satisfaction.

28.20       Consents

Whenever the consent, approval, judgment or determination of Landlord is required or permitted under any provision of this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to specific performance but not to monetary damages for such failure. Landlord’s actual reasonable costs and expenses (including architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including consents to an assignment, a subletting or the presence or use of a Hazardous Materials, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor. Landlord’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Event of Default by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Event of Default, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. The failure to specify herein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of any future consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days after such request. The review or approval by Landlord of any item to be reviewed or approved by Landlord under the terms of this Lease shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Premises or under this Lease, and no third parties, including Tenant or the representatives and visitors or Tenant or any person or entity claiming by, through or under Tenant, shall have any rights hereunder.

28.21       Reservations of Landlord

Landlord reserves to itself the right, from time to time and without the consent or joinder of Tenant, to grant such easements, rights and dedications as Landlord may deem necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use, operation or economic viability of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

28.22       Construction of Lease

This Lease shall be construed fairly as to all parties and not in favor of or against any party, regardless of which party prepared this Lease. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections and paragraphs of this Lease are for convenience only and do not define or limit any terms or provisions. Unless otherwise specifically provided, references in this Lease to sections, paragraphs and exhibits shall be to sections, paragraphs and exhibits of or to this Lease. All exhibits hereto are incorporated herein by the references thereto in this Lease. The use in this Lease of the word “include” or any derivative thereof shall be construed as providing examples or illustration only and shall not limited the generality of any provision in which it is used. As used in this Lease, the term “business day” means any day on which commercial banks are open for business in the State of California, and the term “day” means a calendar day when not expressly stated to be a business day. If any period or deadline specified in this Lease ends or falls on a day that is not a business day, such period or deadline shall be extended to end or fall on the next succeeding business day. Wherever used in this Lease, the symbol “$” refers to dollars in currency of the United States of America.

28.23       Conflict Between Terms of Lease and Loan Documents of Landlord’s Lender

In the event of a conflict or inconsistency between the terms and provisions of this Lease and the terms and provisions of the loan documents evidencing a loan by Landlord’s Lender (the “Lender’s Documents”), Tenant agrees that such conflicting or inconsistent terms and provisions of the Lender’s Documents shall govern and control; provided, however, that such conflicting or inconsistent terms and-provisions of the Lender’s Documents shall be reasonably acceptable to Tenant. Notwithstanding the foregoing, Tenant acknowledges and agrees that the terms and provisions of the Lender’s Documents of Northland/Marquette Capital Group, Inc., the initial Landlord’s Lender, are reasonable and shall govern and control in the event of any conflict or inconsistency with the terms and provisions of this Lease. Landlord agrees to use reasonable efforts to cause the requirements of any future Lender’s Documents not to be in conflict or inconsistent with the requirements contained in this Lease.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Lease as of the dates set forth in their respective acknowledgments.

TENANT:

MALIBU CENTERS, INC, a Delaware corporation

By:	/s/ R. SCOTT WHEELER
Name:	R. SCOTT WHEELER
Title:	VICE PRESIDENT

LANDLORD:

NEWPORT EXCHANGE PROPERTIES, LLC, a Delaware limited liability company

By:	The First American Financial Corporation, a California corporation, its Member

By:
Name:
Title:

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Lease as of the dates set forth in their respective acknowledgments.

TENANT:

MALIBU CENTERS, INC., a Delaware corporation

By:
Name:
Title:

LANDLORD:

NEWPORT EXCHANGE PROPERTIES, LLC, a Delaware limited liability company

By:	The First American Financial Corporation, a California corporation, its Member

	By:	/s/ Antony Alosi
	Name:	Antony Alosi
	Title:	Attorney-in-Fact

	By:	/s/ Holly J. Feagins
	Name:	Holly J. Feagins
	Title:	Attorney-in-Fact